UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 11, 2006
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     As contemplated by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, this Current Report on Form 8-K is being amended to add Exhibits 23.1, 99.1 and 99.2 and to make related changes to Item 9.01.

Item 9.01. Financial Statements and Exhibits
          (a) Financial Statements of Businesses Acquired.
               Attached as Exhibit 99.1 are the audited consolidated financial statements of Medsite, Inc. and Subsidiary as of and for the year ended December 31, 2005 and the unaudited consolidated financial statements of Medsite, Inc. and Subsidiary as of June 30, 2006 and for the six months ended June 30, 2006.
          (b) Pro Forma Financial Information.
               Attached as Exhibit 99.2 are unaudited pro forma condensed consolidated statements of operations of the Registrant for the six months ended June 30, 2006 and for the year ended December 31, 2005.
          (d) Exhibits.
               The following exhibits are filed herewith:
2.1	Asset Purchase Agreement, dated as of July 19, 2006, among June Plum, Inc. (a wholly owned subsidiary of the Registrant), Medsite, Inc., Medsite Acquisition Corp., MedsiteCME, LLC and Medsite Pharmaceutical Services, LLC (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2006)*

23.1	Consent of BDO Seidman, LLP

99.1	Consolidated Financial Statements of Medsite, Inc. and Subsidiary

99.2	Pro Forma Condensed Consolidated Statements of Operations of the Registrant

*	The exhibits and schedules to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: November 20, 2006	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement, dated as of July 19, 2006, among June Plum, Inc. (a wholly owned subsidiary of the Registrant), Medsite, Inc., Medsite Acquisition Corp., MedsiteCME, LLC and Medsite Pharmaceutical Services, LLC (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2006)

23.1	Consent of BDO Seidman, LLP

99.1	Consolidated Financial Statements of Medsite, Inc. and Subsidiary

99.2	Pro Forma Condensed Consolidated Statements of Operations of the Registrant